Exhibit 10.2

Final Form

FORM OF REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

USA RARE EARTH, INC.,

AND

THE STOCKHOLDERS PARTY HERETO

Dated as of [ ● ], 2026

i

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [ ● ], 2026, by and among USA Rare Earth, Inc., a Delaware corporation (“Company”), and the stockholders listed on Schedule A hereto (collectively, the “Holders” and each individually, a “Holder”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of April 19, 2026 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Middlebury Merger Sub Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), SVRE Holdings Ltd., a business company limited by shares incorporated under the laws of British Virgin Islands (“SVRE”), and the Seller Representative, pursuant to which, among other things, on the date hereof, Merger Sub merged with and into SVRE, with SVRE continuing on as the surviving entity and an indirect, wholly owned subsidiary of the Company, on the terms and conditions set forth therein (the “Transactions”);

WHEREAS, on or about the date hereof, pursuant to the Merger Agreement, the Holders are receiving common stock, par value $0.0001 per share, of the Company (the “Transaction Shares”); and

WHEREAS, in connection with the consummation of the Transactions and as a condition to each of the parties’ obligations under the Merger Agreement, the parties hereto desire to enter into this Agreement for the purpose of granting certain registration and other rights to the Holders on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I
Resale Registration

Section 1.1 Resale Registration Statement. The Company shall file on the first (1st) Business Day after the date hereof (the “Filing Deadline”) a Shelf Registration Statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on Form S-1 or another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Qualified Holders) (the “Resale Registration Statement” and, such registration, the “Resale Registration”), and the Company shall use its reasonable best efforts to cause such Resale Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, but in any event no later than the earlier of (a) the date that is seventy five (75) days after the filing of such Resale Registration Statement if the Commission notifies the Company that it will “review” the Resale Registration Statement and (b) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “Effectiveness Deadline”). Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of the Company without the prior written consent of the Qualified Holders.

Section 1.2 Sufficient Number of Shares Registered. In the event the number of shares available under the Shelf Registration Statement at any time is insufficient to cover all of the Registrable Securities, the Company shall, to the extent necessary and permissible, promptly amend the Shelf Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises (the “New Registration Filing Deadline”). The Company shall use its reasonable best efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of (a) the seventy fifth (75th) calendar day following the initial filing date of the New Registration Statement if the SEC notifies the Company that it will “review” the New Registration Statement and (b) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”).

Section 1.3 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Registration Statement and any New Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.4 Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is seventy five (75) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and otherwise on Form S-1, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Qualified Holders.

Section 1.5 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Qualified Holders covered by such Shelf Registration.

Section 1.6 Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law, provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any forty-five (45) day period;

(b) if, pursuant to Section 1.6(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is seventy five (75) days after the date such post-effective amendment is required by Section 1.6(a) to be filed; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.6(a).

Section 1.7 Allowable Delays. On no more than two occasions and for not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any Registration Statement, in the event that the Company determines in good faith and upon advice of legal counsel that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Each Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by this Section 1.8; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing, which shall be effective five (5) Business Days after the receipt thereof. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notices pursuant to Section 3.1 to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice.

Section 1.8 Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Holder to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders shall have the right to select one legal counsel designated by the Holders, at such Holders’ expense, to review and oversee any registration or matters pursuant to this Section 1.9, including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which such Holders’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 1.9, the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder (provided that, in the event a Holder withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Holder in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Holder to be named as an “underwriter” in such Registration Statement or such Holder otherwise consents in writing to being so named). Any cut-back imposed on the Holders pursuant to this Section 1.9 shall be allocated among the Holders on a pro rata basis and shall be applied first to any of the Registrable Securities of such Holder as such Holder shall designate, unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree. The Company’s obligations under this Article I with respect to any Cut Back Shares shall be suspended until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”); from and after such Restriction Termination Date, all of the provisions of this Article I (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, that the date by which the Company is required to file the Registration Statement with respect to such Cut Back Shares shall be the tenth (10th) day following the Restriction Termination Date and the date by which the Company is required to have the Registration Statement effective with respect to such Cut Back Shares shall be the seventy fifth (75th) calendar day immediately after the Restriction Termination Date.

Section 1.9 Requests for Underwritten Shelf Registration Takedowns. At any time and from time to time when an effective Shelf Registration is on file with the Commission, Qualified Holders holding a Demanding Percentage (in each such case, the “Demanding Holders”) may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf Registration (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $100 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, specifying the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall give written notice of the proposed filing of such Underwritten Shelf Takedown to all of the Qualified Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Underwritten Shelf Takedown, which notice shall offer to all of the Qualified Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Qualified Holders may request in writing within five (5) days after receipt of such written notice (with each Qualified Holder requesting inclusion in such Shelf Takedown, a “Requesting Holder”). The Demanding Holders shall have the right to select the lead managing Underwriter for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Company shall have the right to select any co-managing Underwriters for such offering, subject to the Demanding Holders’ prior approval (which shall not be unreasonably withheld, conditioned or delayed). Subject to Section 1.12, the Qualified Holders may demand not more than three (3) Underwritten Shelf Takedowns pursuant to this Section 1.9 in any twelve (12) month period (the “Yearly Limit”); provided, however, that (i) any Underwritten Shelf Takedown that is not consummated for any reason other than the voluntary withdrawal by the Demanding Holders (without cause attributable to the Company or its underwriters) shall not count against the Yearly Limit, (ii) if the Holders are unable to sell at least 75% of the Registrable Securities requested to be included in an Underwritten Shelf Takedown due to a cutback pursuant to Section 1.10, such Underwritten Shelf Takedown shall not count against the Yearly Limit, and (iii) no individual Qualified Holder (or its Affiliates) may demand more than one Underwritten Shelf Takedown pursuant to this Section 1.9 in any twelve (12) month period.

Section 1.10 Reduction in Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders, the Requesting Holders (if any) that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of shares of Common Stock or other equity securities, the Registrable Securities of the Demanding Holders and Requesting Holders (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

Section 1.11 Withdrawal. Prior to the filing of the applicable “red herring” Prospectus or Prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown provided that the Requesting Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Requesting Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 1.10, unless (x) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown) or (y) such withdrawal is the result of a suspension notice as contemplated by Section 3.1(m) or (n). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Qualified Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 1.12, other than if a Demanding Holder elects to pay such Registration Expenses.

Section 1.12 Block Trade. Notwithstanding any other provision of this Article I, at any time and from time to time when an effective Shelf Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $100 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade. The Company shall give written notice of the proposed Block Trade to all of the Qualified Holders as soon as practicable but not less than four (4) days before the anticipated filing date of such Block Trade, which notice shall offer to all of the Qualified Holders the opportunity to include in such Block Trade such number of Registrable Securities as such Qualified Holders may request in writing within two (2) days after receipt of such written notice (with each Qualified Holder requesting inclusion in such Block Trade, a “Requesting Holder” and with any reductions in such number of securities to be included in such Block Trade to be governed by Section 1.10). Prior to the filing of the applicable “red herring” Prospectus or Prospectus supplement used in connection with a Block Trade, any Demanding Holder initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks). For the avoidance of doubt, any Block Trade effected pursuant to this Section 1.12 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 1.9 and shall not count toward the Yearly Limit.

Section 1.13 Aggregate Yearly Limit. Notwithstanding anything to the contrary in this Agreement, (i) in no event may the number of Block Trades demanded pursuant to Section 1.12 plus the number of Underwritten Shelf Takedowns demanded pursuant to Section 1.9 exceed a total of three (3) demands in any twelve (12) month period and (ii) in no event may the number of Block Trades demanded pursuant to Section 1.12 plus the number of Underwritten Shelf Takedowns demanded pursuant to Section 1.9 by any individual Qualified Holder (or its Affiliates) exceed one (1) demand in any twelve (12) month period.

Article II
Company Registration

Section 2.1 Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of its Common Stock, whether or not for its own account (other than a registration statement on Form S-4, Form S-8 or any successor forms, an Underwritten Shelf Takedown or a Block Trade), the Company will:

(a) promptly give to the Holders written notice thereof, which notice shall be given, to the extent reasonably practicable, no less than five (5) Business Days prior to the filing or launch date (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than one (1) Business Day prior to the filing or launch date); and

(b) subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by the Holders.

Each Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by this Section 2.1; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing, which shall be effective five (5) Business Days after the receipt thereof. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notices pursuant to Section 3.1 to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice.

Section 2.2 Underwriting. The right of any Holder to registration pursuant to this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration, (ii) in the event such offering was initiated by the holders of securities (other than the Holders) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, and (iii) in the event such offering was initiated by the Holders who have exercised their demand registration rights, up to the total number of securities that such Holders of such securities have requested to be included in such offering, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3 Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

Article III
Additional Provisions Regarding Registration Rights

Section 3.1 Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or Article II, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c) furnish to the Holders and to the legal counsel of the Holders participating in such registration copies of the registration statement proposed to be filed, and provide the Holders and such legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(e) use reasonable best efforts to notify the Holders of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(n), at the request of the Holders, prepare promptly and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement on customary terms and in accordance with the applicable provisions of this Agreement;

(h) in connection with an underwritten public offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(i) if such securities are being sold through underwriters, (i) furnish, on the date that such Registrable Securities are delivered to the underwriters, an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and a “negative assurance letter,” dated as of such date, of the legal counsel representing the Company for purposes of such registration, in form and substance as is customarily given to underwriters and (ii) furnish, on the date of the underwriting agreement and on the date that the Registrable Securities are delivered to the underwriters, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(j) use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(k) in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement, subject to customary confidentiality obligations to be agreed with the Offering Persons;

(l) cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(m) as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company or any of its subsidiaries contained in any agreement (including any underwriting agreement contemplated by Section 3.1(g) above) cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(n) Each Holder agrees not to use the prospectus or registration statement during any Allowed Delay.

Section 3.2 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of the Holders. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Holders herein.

Section 3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or Article II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

Section 3.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or Article II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d) on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(m) or Section 3.1(n), or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 3.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 3.6 “Market Stand-Off” Agreement. In connection with any underwritten offering of equity securities of the Company, the Company shall cause each executive officer or director of the Company to agree that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90) day period (or such shorter time agreed to by the managing underwriters) beginning on the date of pricing of such offering, except (i) to Permitted Transferees, (ii) as expressly permitted in writing by the Company or (iii) in the event the underwriters managing the offering otherwise consent in writing. Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders).

Section 3.7 Insider Trading Policy. So long as any designee or nominee of any Holder or its Affiliate sits on the Board of Directors of the Company, such Holder shall, and shall cause its Affiliates, to comply with the Company’s insider trading policy, including by not trading in the Company’s securities during any “black-out” or “closed window” imposed thereunder.

Section 3.8 Removal of Legends.

(a) The Company agrees that following the Unrestricted Date, it will, no later than five (5) trading days following the delivery by a Holder to the Company or the transfer agent (with a copy to the Company) of certificates representing Registrable Securities with a Securities Act restrictive legend, together with a written request for the removal of such Securities Act restrictive legend (or if the Registrable Securities are uncertificated, just a written request for the removal of such Securities Act restrictive legend), use reasonable best efforts to deliver or cause to be delivered to such Holder one or more certificates representing such Registrable Securities that are free from all Securities Act restrictive legends. The Company shall use reasonable best efforts to cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Unrestricted Date if required by the transfer agent to effect the removal of the Securities Act restrictive legend.  No Holder shall be required to pay for or deliver any such legal opinion, and shall only be required to deliver a standard representation letter in connection with a sale or proposed sale under Rule 144.  The Company shall be responsible for the fees of the applicable transfer agent, its legal counsel and all DTC fees associated with such issuance, including the fees for causing its counsel to deliver a legal opinion, if any, to the transfer agent and Holder shall be responsible for all other fees and expenses (including any applicable broker fees or transfer taxes). Certificates for Registrable Securities subject to removal of the Securities Act restrictive legend shall, at the written request of the Holder, be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

(b) While any Registrable Securities are issued and outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

Article IV
Indemnification

Section 4.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section fifteen (15) of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section fifteen (15) of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section fifteen (15) of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section fifteen (15) of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

Section 4.3 Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect (i) the relative benefits to the Indemnified Party, on the one hand, and Indemnifying Party, on the other hand, of the registration giving rise to such action and (ii) the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder’s contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article V
Termination of Registration Rights

Section 5.1 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I and Article II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Article VI
Miscellaneous.

Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.

Section 6.2 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

(b) Any dispute relating hereto shall be heard first in any New York State court, or Federal court of the United States of America, sitting in New York, and if applicable, any appellate court from any thereof under the laws of the State of New York (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of New York, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.3 Entire Agreement; No Third Party Beneficiary. This Agreement, including the exhibits hereto and the other Transaction Documents (as defined in the Merger Agreement), contains the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.4 Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

Section 6.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.5(a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

USA Rare Earth, Inc.
100 W. Airport Road
Stillwater, OK 74075
Attention: Valerie Jacob; David Kronenfield
Email: legal@usare.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100

Los Angeles, California 90067
Attention: Steven Stokdyk; David Zaheer
Email: steven.stokdyk@lw.com; david.zaheer@lw.com

if to the Holders: to the address set forth opposite such Holder’s name on the signature page hereto:

with a copy to (which shall not constitute notice):

Allen Overy Shearman Sterling US LLP
800 Capitol Street, Suite 2200

Houston, Texas 77002
Attention: Bill Nelson
Email: Bill.Nelson@aoshearman.com

Section 6.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto, provided that each Holder hereunder may assign its rights hereunder to any Permitted Transferee. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and each of the Qualified Holders; provided that, to the extent any such modification or amendment effected by the Company and the Qualified Holders has a material and disparate impact on any Holder, then such modification or amendment may not be affected without the written consent of such Holder. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.9 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

Section 6.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

(Signature pages follow.)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

USA RARE EARTH, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDERS

[ ● ]

By:
Name:
Title:

[ ● ]

By:
Name:
Title:

[ ● ]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A
DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, and on which the Commission is open for business.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Demanding Percentage” shall mean at least 10% of the Registrable Securities held by all Holders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” means any holder holding Registrable Securities.

“Permitted Transferees” means persons to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable lock-up period pursuant to the applicable Lockup Agreement (as defined in the Merger Agreement).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“Qualified Holder” means each of Serra Verde Rare Earths Ltd., EMG Fund V SVRE Holdings, LLC and VB Rare Earths Limited, including Affiliates of each of them.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (a) the Aggregate Stock Merger Consideration (including any shares of Common Stock hereafter acquired pursuant to any share holdback or similar arrangement), and (b) any Common Stock or other securities actually issued in respect of the securities described in clause (a) above or this clause (b) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; or (iii) the date on which all Registrable Securities owned by the Holder thereof may be resold without any volume or manner of sale restrictions pursuant to Rule 144.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I and Article II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Restricted Securities” means any Common Stock required to bear any of the Securities Act restrictive legends set forth in Section 5.7 of the Merger Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shelf Registration” means the Resale Registration or a Subsequent Shelf Registration, as applicable.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration Statement in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Unrestricted Date” means, with respect to any Registrable Securities, the earliest of the date that (a) a Registration Statement registering the sale of such Registrable Securities has been declared effective by the Commission, (b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one (1) year anniversary of the Closing Date (as defined in the Merger Agreement), provided that (i) the Holder holding such Registrable Securities is not an Affiliate of the Company, (ii) all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and (iii) the Company’s legal counsel has delivered to such Holder a standing written unqualified opinion that resales of such Registrable Securities may then be made by such Holder pursuant to such exemption, which opinion shall be in form and substance reasonably acceptable to such Holder.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2. The following terms are defined in the Sections of this Agreement indicated:

INDEX OF TERMS

Term	Section

Agreement	Preamble
Applicable Matters	Section 6.2(b)
Chosen Court	Section 6.2(b)
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Period	Section 1.3
Filing Deadline	Section 1.1
Holder	Preamble
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Merger Agreement	Recitals
Merger Sub	Recitals
Offering Persons	Section 3.1(k)
Resale Registration	Section 1.1
Resale Registration Statement	Section 1.1
Subsequent Holder Notice	Section 1.6
Subsequent Shelf Registration	Section 1.4
SVRE	Preamble
Transaction Shares	Recitals

SCHEDULE A
STOCKHOLDERS

1.	Serra Verde Rare Earths Ltd.

2.	EMG Fund V SVRE Holdings, LLC

3.	VB Rare Earths Limited

4.	[The Stockholders listed should include every holder of interests in SVRE that receive Transaction Shares at closing, including those who hold warrants and incentive awards that are converted into stock. Those who roll over awards into awards under the Company incentive plan should have their securities registered on a Form S-8.]